Exhibit 5.1

McCarthy Tétrault LLP Box 48, Suite 5300 Toronto Dominion Bank Tower Toronto, ON M5K 1E6 Canada

Tel: 416-362-1812 Fax: 416-868-0673

December 27, 2019

Aptose Biosciences Inc.

251 Consumers Road, Suite 1105

Toronto, Ontario M2J 4R3

Dear Sirs:

Re:	Aptose Biosciences Inc.

Registration Statement on Form S-3

We have acted as Canadian counsel to Aptose Biosciences Inc. (the “Company”) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-3 to be filed on the date hereof (the “Registration Statement”), relating to offers and sales from time to time of up to US$200,000,000 of the Company’s common shares (the “Common Shares”), warrants to purchase Common Shares (the “Warrants”) and units that may be comprised of a combination of Common Shares and Warrants (the “Units” and, collectively with the Common Shares and Warrants, the “Offered Securities”).

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each a “Prospectus Supplement”). The Warrants may be issued pursuant to warrant agreements or warrant indentures (each a “Warrant Indenture”) to be entered into between the Company and one or more banks or trust companies acting as warrant agent and the Warrants may be represented by certificates (each a “Warrant Certificate” and together with the Warrant Indenture, the “Governing Warrant Documents”). The Units may be issued pursuant to unit agreements (each a “Unit Agreement”).

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)	the Company’s articles (the “Articles”), as in effect on the date hereof;

(c)	the Company’s bylaws (together with the Articles, the “Constating Documents”), as in effect on the date hereof; and

(d)	a copy of the resolutions of the Company’s Board of Directors relating to the Registration Statement and other matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers, or other representatives of the Company, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic, or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents which may be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto.

As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed that, at the time of issuance of any Offered Securities:

(a)	the Constating Documents, and the Applicable Law (defined below) shall not have been amended so as to affect the validity of such issuance,

(b)	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become and remains effective under the Securities Act,

(c)

an appropriate amended Prospectus or Prospectus Supplement with respect to the applicable Offered Securities has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(d)

all Offered Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement;

(e)	the Offered Securities are issued in accordance with the terms of their governing instruments;

(f)

any applicable Governing Warrant Document or Unit Agreement will have been duly authorized, executed and delivered by the Company and the other parties thereto, as applicable, and constitutes legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with its terms;

(g)	any Governing Warrant Document or any Unit Agreement is governed by Ontario law; and

(h)

if the Offered Securities are to be sold pursuant to a brokered offering, the underwriting, purchase or agency agreement with respect to the applicable Offered Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto, and is a legally valid and binding obligation of the parties thereto.

The opinions expressed herein are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein (the “Applicable Law”).

Based and relying upon and subject to the foregoing, we are of the opinion that:

1.

With respect to any Common Shares which may be offered pursuant to the Registration Statement or any Common Shares issuable upon the exercise of Warrants which may be offered or otherwise issued pursuant to the Registration Statement (the “Offered Common Shares”), when

(a)

the issuance and sale of the Offered Common Shares have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect), and the Canada Business Corporations Act (the “CBCA”) (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body of Canada or Ontario having jurisdiction over the Company or any of its subsidiaries;

(b)

the full consideration, determined to be adequate by the Company’s Board of Directors (or a duly authorized committee thereto), or as provided pursuant to Governing Warrant Documents, as the case may be, has been received by the Company; and

(c)

if certificated, the certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, the Offered Common Shares will be validly issued, fully paid, and non-assessable.

2.

With respect to any Warrants which may be offered pursuant to the Registration Statement or any Warrants issuable upon exercise or conversion of Units which may be offered pursuant to the Registration Statement (the “Offered Warrants”), when

(a)

the terms, issuance, and sale of the Offered Warrants and the performance under the Governing Warrant Documents, the issuance of the Common Shares upon the exercise of the Offered Warrants, and the Governing Warrant Documents have been duly authorized by all necessary corporate action, including the authorization of the issuance and reservation (if appropriate) of the Common Shares to be issued pursuant to the Offered Warrants, in conformity with the Constating Documents (as then in effect), and the CBCA (as then in effect), and provided the issuance and sale does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body of Canada or Ontario having jurisdiction over the Company or any of its subsidiaries;

(b)	the full consideration, determined to be adequate by the Company’s Board of Directors (or a duly authorized committee thereto), for the Offered Warrants has been received by the Company;

(c)

if certificated, the Warrant Certificates representing the Offered Warrants have been duly executed, countersigned (if required), issued, and delivered in accordance with the terms of the Warrant Indenture, if any, to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto; and

(d)	the Warrant Indenture, if any, relating to the Offered Warrants and the underlying Common Shares have been duly authorized, executed, and delivered by the Company,

the Offered Warrants will be validly issued, and the Offered Warrants, Warrant Indenture, if any, and the Warrant Certificates, if any, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	With respect to any Units which may be offered pursuant to the Registration Statement (the “Offered Units”), when

(a)

the terms, issuance and sale of the Offered Units, and performance under the Unit Agreement, if any, have been duly authorized by all necessary corporate action, including the authorization of the issuance and reservation (if appropriate) of the Common Shares or Warrants to be issued pursuant to the Offered Units, as well as the Common Shares which may be issuable upon exercise of such Warrants, in conformity with the Constating Documents (as then in effect), and the CBCA (as then in effect), and provided the issuance and sale does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body of Canada or Ontario having jurisdiction over the Company or any of its subsidiaries;

(b)

if certificated, the Warrant Certificates representing the Warrants to be issued as part of the Offered Units and, if certificated, the certificates representing the Common Shares to be issued as part of the Offered Units, have been duly executed, countersigned (if required) and delivered in accordance with the terms of the Unit Agreement, if any, to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto;

(c)	the full consideration, determined to be adequate by the Company’s Board of Directors (or a duly authorized committee thereto), for the Offered Units has been received by the Company; and

(d)	the Unit Agreement relating to the Offered Units, if any, has been duly authorized, executed, and delivered by the Company,

the Offered Units will be validly issued and the Offered Units, Unit Agreement, if any, and the certificates representing Common Shares or Warrants , if any, will be valid and binding obligations of the Company; enforceable against the Company in accordance with their terms.

Insofar as our opinion in paragraphs 2 and 3 above relates to the legality, validity, binding nature or enforceability of the Warrant Certificate, Warrant Indenture, Offered Units and Unit Agreement, such opinion is subject to:

(a)	any applicable bankruptcy, insolvency, moratorium, arrangement, winding up laws or similar laws affecting the enforcement of creditors’ rights generally including laws regarding limitations of action;

(b)

general principles of equity, including the principle that the granting of equitable remedies such as specific performance and injunctive relief is within the discretion of a court of competent jurisdiction;

(c)	the powers of a court of competent jurisdiction to grant relief from forfeiture, to stay proceedings before it and to stay execution on judgments;

(d)

the qualification that the costs of and incidental to all proceedings authorized to be taken in court are in the discretion of the court and the court has full power to determine by whom and to what extent such costs shall be paid;

(e)	the qualification that rights to indemnity and contribution may be limited by applicable law;

(f)

the qualification that a court may require the discretionary powers expressed to be conferred on any party to such agreement or certificate to be exercised reasonably and in good faith notwithstanding any provisions to the contrary and may decline to accept as conclusive factual or legal determinations described as conclusive therein;

(g)

the qualification that any provision in such agreement or certificate which purports to sever from such agreement or certificate, as the case may be, any provision therein which is prohibited or unenforceable under applicable law without affecting the validity of the remainder of the agreement or certificate, as the case may be, would be enforced only to the extent that the court determined that such prohibited or unenforceable provision could be severed without impairing the interpretation and application of the remainder of the agreement or certificate, as the case may be;

(h)

the qualification that any provision in such agreement or certificate which purports to exculpate a party from liability or duty otherwise owed by it to another and certain remedial terms and waivers of equitable defences provided for in such agreement or certificate are limited by law; and

(i)	the qualification as to the enforceability of any provision in such agreement or certificate which purports to contract out of, vary or exclude the provisions of the Limitations Act, 2002 (Ontario).

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Prospectus, the Registration Statement or the Offered Securities.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours very truly

/s/ McCarthy Tétrault LLP